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                                                                    EXHIBIT 5.1

                    [GRAYDON, HEAD & RITCHEY LETTERHEAD]


                              June __, 1996


Jacor Communications, Inc.
1300 PNC Center
201 East Fifth Street
Cincinnati, Ohio 45202

       Re:  Sale of 12,937,500 Shares of Common Stock of Jacor
            Communications, Inc. Pursuant to Registration Statement on Form S-3, File No. 333-01917, Filed with the
            Securities and Exchange Commission
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Ladies and Gentlemen:

     We have acted as counsel to Jacor Communications, Inc. (the "Company"), an Ohio corporation, in connection with the registration of 12,937,500 shares of common stock, no par value, of the Company (the "Shares"), all of which are being sold by the Company as set forth on Form S-3 Registration Statement, File No. 333-01917, as amended, as filed by the Company with the Securities and Exchange Commission.

     As counsel for the Company we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Amended and Restated Articles of Incorporation, as amended, the Amended and Restated Code of Regulations, as amended, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

     On the basis of the foregoing, we express the opinion that the Shares have been duly authorized for issuance and sale as contemplated by the Registration Statement, are free of preemptive rights and, when issued and delivered by the Company as contemplated by the Registration Statement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and


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Jacor Communications, Inc.
June __, 1996
Page 2

to the reference to our firm in both the preliminary and final Prospectus under the caption "Legal Matters."

                                          Very truly yours,
                                          GRAYDON, HEAD & RITCHEY


                                          By: ______________________
                                              Richard G. Schmalzl